EXHIBIT 10.1

CMG @VENTURES III, LLC

AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT

THIS AMENDMENT, dated as of the 29th day of April, 2005, to the Limited Liability Company Agreement of CMG @Ventures III, LLC (the “Company”), dated as of August 7, 1998 (as amended to date, the “Agreement”), is among CMG@Ventures Capital Corp., a Delaware corporation (the “Capital Member”), and @Ventures Partners III, LLC, a Delaware limited liability company (the “Managing Member” and together with the Capital Member, the “Members”). Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the Capital Member and the Managing Member desire to extend the term of the Company, as more fully described below; and

WHEREAS, in connection with such extension, the Capital Member and the Managing Member desire to modify certain provisions of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby agree as follows:

1. Effective Date of Amendment. This Amendment shall become effective on the date on which this Amendment has been signed and delivered by or on behalf of the Capital Member and the Managing Member (such date, the “Amendment Effective Date”).

2. Election to Extend Term. Pursuant to and in accordance with Section 8.1.4 of the Agreement, the Capital Member and the Managing Member have elected to extend the term of the Company through the earlier to occur of (x) June 30, 2006, and (y) the Funds Termination Date, as hereinafter defined (the earlier to occur of such dates, the “Extension Date”), and the Agreement is hereby amended to reflect such election. For purposes of the Agreement, the period from January 1, 2004 to the Extension Date is hereinafter referred to as the “Extension Period.” As used herein, the “Funds Termination Date” shall mean the first date on which both the Domestic Fund and the Foreign Fund shall have terminated.

3. Management Fee During Extension Period. The second paragraph of Section 4.4.2 of the Agreement is hereby amended to read in its entirety as follows:

“Notwithstanding anything to the contrary in this Agreement or the Management Contract, during the Extension Period, no Management Fee shall be due or payable to the Management Company pursuant to Section 4.4.2 of this Agreement or Section 4 of the Management Contract. Section 4 of the Management Contract between the Company and the Management Company is hereby deemed to be amended in the manner described herein, and the Management Company and the Company, and the Capital Member (by its signature below), hereby consent to such amendment.

4. Amendment to Section 9.3. The second paragraph of Section 9.3 of the Agreement is hereby amended to read in its entirety as follows:

“Notwithstanding the foregoing, with respect to the Extension Period, the Managing Member shall be required to prepare and deliver to each Member only the following reports: (i) on or before August 15, 2004, August 15, 2005 and August 15, 2006, an unaudited balance sheet as of June 30, 2004, June 30, 2005 and June 30, 2006, respectively, and an income statement for the Company for the respective six-month periods then ended, accompanied by a report on any material developments in existing investments which occurred during such six-month periods, (ii) on or before August 15, 2004, August 15, 2005 and August 15, 2006, a statement showing the balance in each Member’s Capital Account as of June 30, 2004, June 30, 2005 and June 30, 2006, respectively, and a reconciliation of such balance, (iii) on or before February 15, 2005 and February 15, 2006, an unaudited balance sheet as of December 31, 2004 and December 31, 2005, respectively, and an income statement for the Company for the six-month periods then ended, accompanied by a report on any material developments in existing investments which occurred during such six-month periods, (iv) on or before February 15, 2005 and February 15, 2006, a statement showing the balance in each Member’s Capital Account as of December 31, 2004 and December 31, 2005, respectively, and a reconciliation of such balances, (v) on or before December 31, 2004 and December 31, 2005, such other information, reports and forms as are necessary to assist each Member in the preparation of its federal, state and local tax returns for the year ending July 31, 2004 and July 31, 2005, respectively, (vi) on or before September 30, 2006, such other information, reports and forms as are necessary to assist each Member in the preparation of its federal, state and local tax returns for the year ending July 31, 2006, and (vii) on or before September 30, 2006, such other information regarding existing investments and portfolio companies as any Member shall reasonably request.”

5. Consent to Amendment of Management Contract. The Capital Member, the Managing Member and the Management Company, by their execution of this Amendment, hereby consent to the amendment of the Management Contract on the terms set forth herein, and the Management Contract is deemed amended hereby to the extent provided herein.

6. Ratification. The Agreement is amended by this Amendment only to the extent expressly provided in this Amendment, and in all other respects, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

7. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8. Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

MANAGING MEMBER:		CAPITAL MEMBER:

@VENTURES PARTNERS III, LLC		CMG@VENTURES CAPITAL CORP.

By:	/s/ Marc D. Poirier	By:	/s/ Peter L. Gray
Name:	Marc D. Poirier	Name:	Peter L. Gray
Title:	Managing Member	Title:	Secretary

The Management Company and the Company hereby consent to the amendment to the Management Contract contemplated by Section 3 of this Amendment, as of the date first written above.

@VENTURES MANAGEMENT, LLC

By:	/s/ Marc D. Poirier
Authorized Member

CMG @VENTURES III, LLC

By:	@Ventures Partners III, LLC,
Managing Member

	By:	/s/ Marc D. Poirier
Authorized Managing Member